UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 20, 2017

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 20, 2017, R. Michael Mohan was appointed to the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”).

Mr. Mohan, age 49, is Senior Executive Vice President and Chief Merchandising and Marketing Officer for Best Buy Co. Inc. (“Best Buy”), a position he has held since January of 2014. Mr. Mohan joined Best Buy in February 2004 as vice president of the digital imaging business group and has assumed additional responsibilities throughout his career across nearly all of Best Buy’s various product and business categories. He was promoted to an enterprise senior vice president in April 2008 and president of the home business group in January 2013.

The size of the Board was increased to eight members and Mr. Mohan will serve as a Class III director, which class will stand for re-election at the 2018 annual meeting of stockholders. Mr. Mohan will also serve as a member of the Board's Compensation Committee.

There are no family relationships between Mr. Mohan and any director or other executive officer of the Company nor are there any transactions between Mr. Mohan or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Mohan and any other persons or entities pursuant to which Mr. Mohan was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Mohan became entitled to a pro-rated portion of the Company's non-employee director compensation. As such, Mr. Mohan is entitled to receive a prorated portion of the annual director retainer of $90,000. Mr. Mohan will also be entitled to receive a prorated portion of the annual Compensation Committee member retainer of $7,500 and reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings. In addition, non-employee directors of the Company are entitled to receive an annual grant of restricted stock units of the Company with a fair market value equal to $100,000. Mr. Mohan will receive an initial grant pro-rated for the number of months that he will serve on the Board through the date of the next annual meeting of stockholders. One-third of the restricted stock units will vest on the date of each annual meeting of stockholders following the grant date.

Mr. Mohan entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Mr. Mohan satisfies the definition of “independent director” under the Nasdaq listing standards, including the considerations required with respect to Compensation Committee membership.

On October 23, 2017, the Company issued a press release announcing the appointment of Mr. Mohan to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on October 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: October 23, 2017	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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